Exhibit 99.1

New Survey Finds Compliance Trumps Cost for Managed File Transfer

Globalscape-commissioned study shows compliance, reliability and control drive decisions when comparing cloud vs. on-premises solution

SAN ANTONIO – October 13, 2015 – GlobalSCAPE, Inc. (NYSE MKT: GSB), the secure information exchange company, announced the release of a new study, conducted by IDG Research, that examines the primary factors driving an organization’s decision to adopt on-premises, hybrid or cloud-based file transfer technologies.

The report, entitled “Navigating the New Data Transfer Landscape,” found that while  45 percent of organizations allow their users to store sensitive data in the cloud, 43 percent still do not and will not allow the use of cloud-based applications, an almost even split. With value found in both on-premises and cloud-based technologies, the survey aimed to discover the dominant concerns of enterprises weighing managed file transfer (MFT) options.

The apprehension around deploying file transfer solutions in the cloud center on compliance, reliability and control, with:
•	83 percent of those surveyed noting confidence in meeting compliance mandates;
•	73 percent citing reliability at scale; and,
•	67 percent concerned about the ability to track file movement.

The report’s findings strongly suggest that enterprises remain sensitive to maintaining compliance with regulations pertaining to data security and governance; cost was only cited as a concern by 29 percent of respondents. With almost three-fourths (76 percent) of those surveyed having an existing on-premises file transfer solution in place, the desire to protect high-value, “crown jewel” data means secure, on-premises solutions remain a compelling option.

“Navigating the New Data Transfer Landscape” surveyed individuals from managerial position to CIOs and CTOs within organizations who view the ability to trade sensitive data as an important aspect of business. Respondents, on average, worked for organizations with more than 5,000 employees, with respondents representing industries such as manufacturing and production, education and healthcare.

SUPPORTING QUOTES
Matt Goulet, Chief Operating Officer at Globalscape
“This new research is a checkpoint on where IT leaders’ priorities lie in respect to managed file transfer. In some ways, it confirms what we see and hear from our customers every day—while many companies embrace the compelling cost and convenience benefits offered by cloud services, when it comes to entrusting sensitive data like personally identifiable information, financial and transactional data, and a company’s intellectual property, a significant portion of enterprises want on-premises or hybrid solutions that give them the assurance of compliance, control and reliability at scale. On the other hand, it shows that every organization is managing the disruptive transition toward cloud, social, mobile and Big Data technologies differently – and therefore, the approach to determining how best to deploy a managed file transfer technology varies drastically. At the end of the day, however, a majority of organizations are in need of reliable, agile and efficient methods to manage their data.”

To download a copy of Navigating the New Data Transfer Landscape, visit http://www.globalscape.com/navigating-new-data-transfer-landscape

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit Globalscape, or subscribe to our Blog or Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 fiscal year, filed with the Securities and Exchange Commission on March 30, 2015.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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